Exhibit 99.1

Dow Announces New Business Structure and Executive Leadership Appointments

MIDLAND, MICH. – September 4, 2012 – The Dow Chemical Company (NYSE:DOW) today announced a new business structure and executive leadership appointments.

Effective immediately, the Company will eliminate the current Business Division structure and move to a Global Business Unit model that will have business presidents. The business presidents will be fully accountable for generating increased earnings, and the accelerated advancement and execution of the Company’s strategy.

The business presidents will report to a newly formed Executive Committee of the Company.

The Executive Committee will set the overall direction and strategy for Dow, monitor and deliver results, and optimize resource deployment across the businesses.

Members of the Executive Committee include:

Andrew N. Liveris, chairman and CEO.

James R. Fitterling, executive vice president, will have executive oversight of Feedstocks, Performance Plastics, Asia and Latin America.

Joe Harlan, executive vice president, will have executive oversight of Chemicals, Energy, and Performance Materials.

Howard Ungerleider, executive vice president, will have executive oversight of Advanced Materials, which includes Coatings and Infrastructure Solutions, and Electronic and Functional Materials.

Bill Weideman, Chief Financial Officer and executive vice president, will have executive oversight of Finance, Dow AgroSciences, and Corporate Development.

“To accomplish our strategic objectives and deliver increased results in the next stage of Dow’s transformation, it will require a different business organization and operating structure than the one that has taken us to where we are today in Dow’s transformation,” said Andrew N. Liveris, Dow’s chairman and CEO. “We continue to adapt our business model to take advantage of the changing dynamics in the global marketplace. Moving forward, we will have less structure at the top of the Company with more deployment and implementation in the markets and out in the field. We will have less centralization and more decentralization. We are putting in place the optimal structure for the next phase of our strategy that will better enable us to intensely focus on our customer and on developing markets around the world.”

Liveris added, “Streamlining our business and leadership structure will result in a more agile, flexible and customer-focused company. We have made steady progress in our businesses and have a tremendous foundation to build on as we advance our strategy and achieve our future vision for Dow.”

The business presidents will be announced later this week.

Dow Executive Committee:

Andrew N. Liveris, chairman & CEO

James R. Fitterling, 50, executive vice president, will have executive oversight of Feedstocks, Performance Plastics, Asia and Latin America.

Fitterling joined Dow in 1984. After serving in a variety of Sales, Marketing and Supply Chain positions in Liquid Separations, he was named commercial director for Liquid Separations, Dow Pacific in 1994. He was appointed global business director for Liquid Separations and president and CEO of FilmTec Corporation, a wholly owned subsidiary of The Dow Chemical Company in 1998.

In 2000, he was named general manager for Dow Thailand and managing director for SCC-Dow Group of joint venture companies.

In 2002, he was named CEO of The OPTIMAL Group, affiliates of Petroliam Nasional Berhad (PETRONAS), Malaysia’s state-owned oil corporation and The Dow Chemical Company. He added responsibility for the Southeast Asia and Australia region in February 2004.

He also served as the vice president of the Malaysian International Chamber of Commerce and Industry (MICCI) and was the Dow representative to U.S. ASEAN Business Council.

Fitterling was named business vice president for Polyethylene in December 2005; president, Basic Plastics in March 2007; vice president of Corporate Development in April 2009; senior vice president of Corporate Development in April 2010; executive vice president of The Dow Chemical Company & president, Plastics & Hydrocarbons in August 2010; executive vice president of The Dow Chemical Company & president, Corporate Development & Hydrocarbons in March 2011; and was appointed to his current position in August 2011. Fitterling assumed additional executive oversight of the Company’s Chemicals & Energy Division in August 2011, in addition to his executive role for Corporate Development and Hydrocarbons.

Fitterling also serves as chairman of the Board of Directors of Univation Technologies LLC; a member of the Board of Directors of EQUATE Petrochemical Co. K.S.C., MEGlobal B.V., The Kuwait Olefins Co. K.S.C., The Kuwait Styrene Co. K.S.C. and Dow-Mitsui Chlor-Alkali LLC. He is also a member of the Board of Directors of Chemical Financial Corporation.

Fitterling earned a Bachelor’s degree in mechanical engineering from the University of Missouri—Columbia.

Joe Harlan, 53, executive vice president, will have executive oversight of Chemicals, Energy, and Performance Materials.

Harlan joined Dow in September, 2011, coming from 3M Corporation where he was executive vice president of the Consumer and Office business. Prior to 3M, Harlan spent 20 years with the General Electric Company (GE), where he held various finance, business development, and operational roles in their Plastics, Appliance and Medical Systems businesses, eventually serving as vice president and CFO of GE Lighting.

In 2001, Harlan joined 3M as vice president, Financial Planning. He then spent two years in Japan with Sumitomo 3M Limited, its Japanese subsidiary, where he served first as executive vice president, and then as president and chairman of the board. He became executive vice president of the 3M Electro and Communications business based in Austin, Texas, in 2004.

Harlan is a member of the Board of Directors of Flowserve Corporation acting as Finance Committee chairman and of Dow Corning Corporation. He also serves as an executive committee member of the board of the American Chemistry Council and participates on the Indiana University Deans Advisory Council for the Kelly School of Business.

Harlan holds a Bachelor’s degree in finance from Indiana University at Bloomington, Indiana.

Howard Ungerleider, 44, executive vice president, will have executive oversight of Advanced Materials, which includes Coatings and Infrastructure Solutions, and Electronic and Functional Materials.

Ungerleider joined Dow in 1990 and his career has spanned a wide variety of commercial, financial, geographic, functional and enterprise-level leadership roles both in the United States and in Europe.

He joined Dow’s Food & Specialty Packaging business in 1997 and the following year moved to Dow’s European headquarters in Switzerland, where he held management responsibilities for several of Dow’s specialty polyethylene and polyolefin brands.

Ungerleider was named business director for Dow’s global Wire and Cable Compounds business in 2000, and in 2004 became the global director of Integrated Supply Chain for Plastics, Performance Chemicals and Thermosets, managing supply chain activities for global businesses across Dow’s basics, specialties and market-facing portfolios.

In 2006, Ungerleider was appointed North American commercial vice president for Basic Plastics business portfolio, which was comprised of 2,500 employees and served 500 customers throughout North America.

Ungerleider served as vice president of Investor Relations, where he was responsible for facilitating dialogue between Dow’s stockholders and the Company’s executive leadership. In this role, Ungerleider was responsible for creating and driving an investor outreach program that provided timely, credible information regarding Dow’s strategic transformation and performance in the midst of the worst global economic crisis in decades. He was also a member of the Finance leadership team, providing counsel and support to Dow’s Chief Financial Officer.

Ungerleider earned a Bachelor’s degree from the University of Texas in Austin and a Master’s degree in Business Administration from University of California in Los Angeles. He serves on the Board of Directors of Sadara Chemical Company and the Member’s Committee of Dow AgroSciences. He also serves on the Boards of Directors of Wolverine Bancorp, Keep America Beautiful and is an Executive Committee Member of the Water & Woods Council of the Boy Scouts of America.

Bill Weideman, 58, chief financial officer and executive vice president, will have executive oversight of Finance, Dow AgroSciences, and Corporate Development.

Weideman joined Dow in 1976. He has had numerous controller and finance leadership assignments in his 36-year career at Dow, including: controller for Texas Operations, global business finance director for Specialty Chemicals, Performance Chemicals, Basic Chemicals and Basic Plastics. He was appointed vice president and corporate controller in 2006, interim chief financial officer in 2009 and was named to his current position in 2010. He assumed executive oversight for Dow AgroSciences in August 2012.

Weideman also serves on the Board of Dow Corning Corporation, the Dow Chemical Employees Credit Union, Mid Michigan Medical Center, and Family and Children’s Services of Midland. He is also a member of Central Michigan University Accounting Advisory Committee and Central Michigan University Development Board.

Weideman holds a Bachelor’s degree in Business Administration (Accounting) from Central Michigan University.